UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-A
                              ---------------------


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              GS CARBON CORPORATION
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             (Exact name of registrant as specified in its charter)

Delaware                                                         20-5996486
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(State of incorporation or organization)                      (IRS Employer
                                                             Identification No.)

One Penn Plaza, Suite 1612, New York, NY                              10119
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(Address of principal executive offices)                          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None.

 If this form relates to the               If this form relates to the
 registration of a class of securities     registration of a class of securities
 pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
 Exchange Act and is effective             Exchange Act and is effective
 pursuant to General Instruction           pursuant to General Instruction
 A.(c), please check the following         A.(d), please check the following
 box.  |_|                                 box.  |X|

Securities Act registration statement file number to which this form relates: ________________

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.0001 par value

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant's Securities to be Registered.
------          --------------------------------------------------------

     GS Carbon Corporation is authorized to issue 2,500,000,000 shares of Common Stock, $.0001 par value per share. Holders of the Common Stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting in the election of directors. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors with respect to the Common Stock out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock currently outstanding is validly issued, fully paid and non-assessable.

Item 2.         Exhibits
------          --------

3-a      Certificate of Incorporation
3-b      Bylaws

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  December 7, 2006                    GS CARBON CORPORATION

                                            By: /s/ Kevin Kreisler
                                                -----------------------------
                                                    Kevin Kreisler
                                                    Chief Executive Officer